UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 27, 2015. The owners of 95,236,793 shares of the Company’s common stock, representing 96.65% of the voting power of all of the shares of common stock issued and outstanding on April 2, 2015, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

Our stockholders elected each of the following individuals as a director of the Company for a term of three years: Mr. Michael Graff (89,091,958 votes in favor and 173,328 votes withheld), Mr. Robert C. Griffin (89,066,199 votes in favor and 199,087 votes withheld), and Mr. Brett N. Milgrim (88,057,358 votes in favor and 1,207,928 votes withheld). There were 5,971,507 broker non-votes with regard to the election of directors.

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015, with 95,144,569 votes in favor, 76,417 votes against, and 15,807 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: May 29, 2015